CBS INC.

                       RESTRICTED STOCK PLAN FOR ELIGIBLE DIRECTORS


The Restricted Stock Plan (the "Plan") of CBS Inc. ("CBS" or the "Company") is for the purpose of providing each eligible Director, who shall so elect, with the opportunity to receive deferred compensation after termination of service as a Director. The Plan is also intended to establish a method of paying Directors' deferred compensation by giving to electing Directors the opportunity to purchase and acquire shares of Common Stock, $2.50 par value per share, of CBS Inc. ("Common Stock") with the proceeds of their directors fees and retainers in accordance with the terms of the Plan. It is believed that this will aid CBS in attracting and retaining, as members of its Board of Directors, persons whose abilities, experience and judgment can contribute to the continued progress of CBS.

Section 1.  Definitions

 (a)
    "Board" means the Board of Directors of CBS.

 (b)
    "Committee" means the Committee appointed to administer this Plan, as provided in Section 3 thereof.

 (c)
    "Committee Fees" means the fees payable to a Director for service on, as a member or chairman of, a Committee of the Board.

 (d)
    "Deferred Compensation" means compensation previously deferred by electing Directors pursuant to the Company's Deferred Additional Compensation Plan for Directors established November 2, 1981, as amended.

 (e)
    "Deferred Compensation Account" means the account or accounting entry which signifies the total amount of Deferred Compensation with respect to each Participant who shall elect to have all or a portion of his or her Deferred Compensation, if any, used to acquire shares of Common Stock pursuant to the Plan.

 (f)
    "Director" or "Directors" means a member or members of the Board of the Company.

 (g)
    "Director's Retainers" means each of the quarterly retainer payments which are payable to Eligible Directors for service as a member of the Board of Directors.
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 (h)
    "Eligible Director" means a Director who is not in the Company's employ.

 (i)
    "Election Form" mean the form by which an Eligible Director elects to become a Participant.

 (j)
    "Election Requirements" means the period of six months and one day which is required (i) in the case of an Eligible Director, before any election to commence participation in the Plan shall become effective or (ii) in the case of a Participant, before any election to cease or change the percentage of a Participant's participation in the Plan shall become effective. If the applicable six months and one day period ends on a date other than a Valuation Date, the event contemplated by the relevant Election Form shall be effective as of the first Valuation Date following the end of the Election Requirements period.

 (k)
    "Market Value" of a share of Common Stock shall mean the closing sale price for the Company's Common Stock on the New York Stock Exchange (or if such Common Stock is no longer listed on such exchange on the over-the-counter market) on each Valuation Date or, if no sale occurred on such date, on the date prior thereto on which a sale last occurred, all as determined in good faith by the Committee.

 (l)
    "Participant" means an Eligible Director who has complied with the Election Requirements and has elected to participate in the Plan on the terms and conditions set forth herein.

 (m)
    "Restricted Period" means the period of time commencing on the date on which an Eligible Director becomes a Participant and ending on the date on which he or she ceases to be a director under circumstances described in Section 6.2(ii) that would not result in the forfeiture of Restricted Shares.

 (n)
    "Restricted Shares" means shares of Common Stock acquired by a Participant which are subject to the re- strictions and other provision of Article 6 hereof.

 (o)
    "Total Disability" shall mean a mental or physical disability of a Participant that the Committee, in its sole and reasonable discretion and based upon such information as it reasonably deems appropriate, determines willpermanently prevent such Participant from performing his or her duties as a Director of the Company.
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 (p)
    "Valuation Date" means the 15th day of February, May, August or November (or if any such day shall not be a business day the next following business day) on which date Committee Fees and director's Retainers for the previously ended quarter are paid to Directors.

Section 2.  Term; Amendment of the Plan.

    The Plan shall be effective upon its approval by a majority of the Stockholders of CBS present and voting at CBS's 1993 Annual Meeting of Shareholders and shall, unless otherwise terminated, be in effect until December 31, 2013 (or if such date shall not be a business day, the next following business day). The Plan may be terminated, modified or amended by the CBS shareholders, and the Board of Directors may also terminate the Plan, or modify or amend the Plan in such respects as the Board shall deem advisable, except that no change or modification can be made by the Board which will result in (i) accelerating the vesting of any Restricted
Shares on behalf of a Participant, (ii) permitting a Participant to elect to commence or terminate his participation other than in conformity with the Election Requirements, or (iii) increasing the number of shares available for purchase by Participants under the Plan. No amendment or termination of the Plan shall adversely affect or alter any rights or restrictions relating to Restricted Shares acquired under to the Plan prior to such amendment or termination.

Section 3.  Administration of the Plan - the Committee.

    The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. To the extent permitted by law, members of the Committee shall not be precluded from becoming Participants in accordance with the terms of the Plan.

Section 4.  Participation.

    In order to participate in the Plan, an Eligible Director must make a valid election by executing and filing an Election Form with the Committee. Such election shall become effective in conformity with the terms of such form and in no event before the satisfaction of the Election Requirements. Each Election Form shall:

 (a)
    be valid if and only if it contains a statement that the Eligible Director elects to defer on a quarterly basis on each Valuation Date all or a stated percentage equal to not less than 50% (in 10% increments of 50% or more) of the aggregate amount due to him or her as Committee Fees and Directors Retainers;

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 (b)
    provide a one time opportunity to elect, within 60 days following the Plan's effective date, to have a stated percentage (in increments of 10%) of Deferred Compensation used to acquire Restricted Shares on the Valuation Date following the expiration of the Election Requirements as to such election;

 (c)
    apply to such period of time during which the Participant continues to be an Eligible Director or until the Participant files with the Committee a revised Election Form or a written revocation of election (which in either case shall become effective upon the first Valuation Date to occur after the expiration of six months and one day after such filing);

 (d)
    with respect to such period of time to which it applies pursuant to paragraph (c) above, shall be irrevocable as to all matters described in paragraph (a) above upon the election having become effective and while the election is in effect; and

 (e)
    shall be irrevocable for a period of six months and one day.

Section 5.  Available Shares.

    100,000 shares of Common Stock shall be available for purchase by Participants under the Plan from time to time. These shares may be either treasury shares or authorized but unissued shares. The Board of Directors may from time to time reduce the number of shares of Common Stock available for issuance pursuant to the Plan or terminate the Plan but no such reduction in the number of shares of Common Stock available under the Plan shall affect any Restricted Shares previously issued under the Plan. The number of shares available for issuance under the Plan may be increased only pursuant to the affirmative vote of the Company's shareholders. If any change is made in the number of shares of Common Stock outstanding or in the rights of such outstanding shares (such as by stock dividend, stock split, or stock consolidation), the Committee may make such adjustments in the number of or rights relating to Restricted Shares previously issued pursuant to the Plan as the Committee determines is equitable to preserve the respective rights of the participants in the Plan.

Section 6.  Restricted Stock.

Section 6.1  Acquisition of Restricted Shares.

 (a)
    On each Valuation Date a Participant shall be credited with the number of full Restricted Shares that results
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    from dividing the aggregate amount of Director's Retainers and
    Committee Fees that would have been paid to him or her on such Valuation Date but which such Participant has elected to defer under the Plan plus any amount held in the Director's suspense account by the Market Value on such Valuation Date of one share of Common Stock. Any cash not so used to acquire Restricted Shares, together with cash dividends as provided in Section 6.2, shall be held in a suspense account and funds so held in the suspense account shall be added to the aggregate amount of the Participant's Director's Retainers and Committee Fees deferred under the Plan on the next Valuation Date and used to acquire additional full Restricted Shares on such date.

 (b)
    In the case of a Participant who has elected to have a percentage of his Deferred Compensation used to acquire Restricted Shares pursuant to
    Section 4(b), such Participant shall be credited with the number of full Restricted Shares that results from dividing the amount of his Deferred Compensation elected to be converted into Restricted Shares by the Market Value of one share of Common Stock on the applicable Valuation Date. Any cash not so used to acquire Restricted Shares shall continue to be held as Deferred Compensation under the provision of the Plan described in subparagraph (d) of Section 1.

 (c)
    On each Valuation Date, there shall be issued on behalf of each Participant a stock certificate representing a number of shares of Common Stock equal to the number of Restricted Shares acquired by the Participant. Such certificate shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account.

Section 6.2.  Provisions Relating to Restricted Shares.

    The Participant shall generally have the rights and privileges of a stockholder as to Restricted Shares, including the right to vote and receive dividends, except that the following restrictions are applicable to Restricted Shares: (i) the Participant shall not be entitled to delivery of any certificate(s) until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee; and (ii) all Restricted Shares shall be forfeited and all rights of the Participant to such shares shall terminate without further obligation on the part of the Company if the Participant shall cease to be a Director prior to the later of attaining age 72 or serving not less than five years from the effective date of this Plan, unless


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a Director's ceasing to serve is triggered by (y) death, Total Disability or the Company's shareholders failing to reelect such Participant to the Board, or (z) resignation from the Board after furnishing the Board with an opinion of counsel, reasonably satisfactory to the Company, to the effect that continued membership on the Board by the Participant will result in the Participant having a conflict of interest or suffering some other significant legal infirmity. It is expressly acknowledged that, as to a Participant who satisfies any of the requirements of subparagraph (ii) above, the Restricted Period shall terminate.

    Cash dividends and the proceeds of any non-stock dividends paid on a Participant's Restricted Shares shall be held on behalf of such Participant in a suspense account until the next Valuation Date, and on the next Valuation Date, such aggregate amount (and any other cash in such account) shall be used to acquire additional full Restricted Shares as provided in Section 6.1(a).

    Stock dividends (whether in Common Stock or in the stock of any other company) paid on Restricted Shares of a Participant shall be subject to the same restrictions as the Restricted Shares with respect to which the stock dividend was paid.

Section 6.3.  Lapse of Restrictions.

    Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and one or more stock certificates for the number aggregate of shares of Restricted Shares shall be delivered, free and clear of all restrictions, except that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. Certificate(s) for Restricted Shares shall bear such legends, if any, as the Committee, on the advice of counsel, shall deem necessary or appropriate. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value (determined as of the date the Restricted Period ends) of such fractional share to the Participant or the Participant's beneficiary or estate, as the may be. At the time of such delivery, the amount of any cash in a Participant's suspense account shall be simultaneously delivered.

    No payment will be required from the Participant upon the issuance or delivery of any shares of Restricted Stock, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld


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or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of certificate(s) representing Restricted Shares. The Participants and their beneficiaries, distributors and personal representation will bear any and all federal, state, local or other income or other taxes imposed on Restricted Shares (or any cash) distributed to them pursuant to this Plan.

Section 7.  Consent.

    By electing to become a Participant, each Director shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company, the Company's shareholders, the Board or the Committee with regard to the Plan. Such terms and consent shall also apply to and be binding upon the beneficiaries, distributees and personal representatives and other successors in interest of each Participant.

Section 8.  Miscellaneous.

Section 8.1.  Additional Conditions.

    Any shares of Common Stock issued or transferred under any provision of the Plan as Restricted Shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or the Company may reasonably impose.

Section 8.2.  No Right to Continue to Serve.

    Nothing in the Plan or in any instrument executed pursuant hereto shall confer upon any Director any right to continue as a member of the Company's Board or shall affect the right of the Board, to remove a Participant from the Board or the Company's shareholders to not re-elect any Participant to the Board.

Section 8.3.  Legal Restrictions.

    The Company will not be obligated to transfer to a Participant (or his or her representative) Restricted Shares if counsel to the Company determines that such issuance would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Company's Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements.

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Section 8.4.  Alienation.

 (a)
    Subject to the provisions of paragraph (b) of this Section 8, no Restricted Shares (or cash in the suspense account) held in custody under this Plan, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge, and any attempt so to alienate, sell, transfer, assign, pledge, encumber, levy or charge the same shall be void. No such amount shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

 (b)
    The restraints in paragraph (a) of this Section 8.4 shall not apply to a Participant's personal representative.

Section 8.5.  Severability.

    In the event any provision of this Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid.